Exhibit 8.1

Subsidiaries of Vedanta Limited

S. No	Name of the Company	Country of Incorporation
1	Cairn Energy Australia Pty Limited	Australia
2	Cairn Energy India Pty Limited	Australia
3	Copper Mines of Tasmania Pty Limited	Australia
4	Thalanga Copper Mines Pty Limited (TCM)	Australia
5	Bharat Aluminium Company Limited	India
6	Cairn India Limited	India
7	Hindustan Zinc Limited	India
8	Malco Energy Limited (MEL)	India
9	Maritime Ventures Limited	India
10	Paradip Multi Cargo Berth Private Limited	India
11	Sesa Mining Corporation Private Limited (‘SMCL’)	India
12	Sesa Resources Limited (‘SRL’)	India
13	Sterlite Infraventures Limited	India
14	Sterlite Ports Limited	India
15	Talwandi Sabo Power Limited	India
16	Vizag General Cargo Berth Private Limited	India
17	Killoran Lisheen Finance Limited	Ireland
18	Killoran Lisheen Mining Limited	Ireland
19	Lisheen Milling Limited	Ireland
20	Vedanta Exploration Ireland Limited	Ireland
21	Vedanta Lisheen Holdings Limited	Ireland
22	Vedanta Lisheen Mining Limited	Ireland
23	Lisheen Mine Partnership(1)	Ireland
24	Cairn India Holdings Limited	Jersey
25	Western Clusters Limited	Liberia
26	Bloom Fountain Limited (‘BFL’)	Mauritius
27	CIG Mauritius Holding Private Limited	Mauritius
28	CIG Mauritius Private Limited	Mauritius
29	THL Zinc Limited	Mauritius
30	THL Zinc Ventures Limited	Mauritius
31	Twin Energy Holdings Limited (‘TEHL’)	Mauritius
32	Twin Star Mauritius Holdings Limited (‘TMHL’)	Mauritius
33	Amica Guesthouse (Pty) Limited	Namibia
34	Namzinc (Pty) Limited	Namibia
35	Rosh Pinah Health Care (Pty) Limited	Namibia
36	Skorpion Mining Company (Pty) Limited	Namibia
37	Skorpion Zinc (Pty) Limited	Namibia
38	THL Zinc Namibia Holdings (Proprietary) Limited	Namibia
39	Lakomasko B.V.	Netherland
40	Monte Cello B.V. (MCBV)	Netherland
41	THL Zinc Holding B.V.	Netherland
42	Black Mountain Mining (Proprietary) Limited	South Africa
43	Cairn South Africa (Proprietary) Limited	South Africa
44	Pecvest 17 Proprietary Limited	South Africa
45	Cairn Lanka Private Limited	Sri Lanka
46	Fujairah Gold FZC	UAE
47	Cairn Energy Discovery Limited	United Kingdom
48	Cairn Energy Gujarat Block 1 Limited	United Kingdom
49	Cairn Energy Holdings Limited	United Kingdom
50	Cairn Energy Hydrocarbons Limited	United Kingdom
51	Cairn Exploration (No. 2) Limited	United Kingdom
52	Cairn Exploration (No. 7) Limited(3)	United Kingdom
53	Cairn Exploration (No.6) Limited(2)	United Kingdom
54	Sterlite (USA) Inc.	USA

(1)	Entities registered as other than corporate entity.
(2)	Dissolved during the year
(3)	Dissolved subsequent to the year end